Exhibit 99.1

PRESS  RELEASE

Press Release # 04025

FOR IMMEDIATE RELEASE...BUSINESS AND FINANCIAL EDITORS

Raymond A. Link	Heidi A. Flannery
VP of Finance & Administration, CFO

Investor Relations Counsel

TriQuint Semiconductor, Inc.	Fi. Comm
Tel: (503) 615-9435	Tel: (503) 203-8808
Fax: (503) 615-8904	Fax: (503) 203-6833
Email: rlink@tqs.com

Email: heidi.flannery@ficomm.com

TRIQUINT SEMICONDUCTOR, INC. ANNOUNCES REPOSITIONING OF
ITS OPTOELECTRONICS BUSINESS STRATEGY

Hillsboro, Oregon – November 29, 2004 – TriQuint Semiconductor, Inc. (Nasdaq: TQNT) today announced the repositioning of its optoelectronics business strategy to become a leading supplier of components and chips for optical networking applications.

This restructuring is expected to result in the elimination of approximately $18 million of annual costs associated with this business beginning in 2005. Upon completion, in mid-2005, the business is projected to be at or near cash breakeven. These actions ensure the optoelectronics business is on a solid and sustainable foundation for 2005. TriQuint will continue to actively market and support products currently in volume production for all of its existing customers worldwide.

These actions will result in TriQuint Semiconductor being a premier supplier of optical components, indium phosphide (InP) laser and detector chips, optical sub-assemblies and technology to the optical networking market.

The following are significant actions announced today:

•                  Repositioning optoelectronics business strategy to focus on InP components, chips, sub-assemblies and technology;

•                  Discontinuing further investment in pluggable optical modules;

•                  Eliminating approximately $18 million of annual costs including reduction in force of approximately

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110 employees in Pennsylvania and approximately 90 employees in Mexico; and

•                  Continued active support of products currently in volume production for existing customers.

TriQuint President and CEO, Ralph Quinsey, stated, “We have completed a thorough analysis of our core competencies and believe these actions support a sustainable long-term business supplying components, chips and technology to the optical networking market. TriQuint Optoelectronics is considered by many to have the best fabrication process technologies for this market. We are recognized as a dependable supplier of high performance, high yield and high reliability products. While we have discontinued our direct investment into pluggable module development we will make our technology available to interested module developers. This action is not anticipated to impact our current production customers and positions us as an optoelectronics supplier on a solid foundation for 2005.”

TriQuint is projecting that the remaining product lines, along with the existing GaAs based optical products, will have revenues of approximately $7 million to $9 million per quarter and that it will substantially reduce its operating losses in this market beginning in the first quarter of 2005. TriQuint estimates the optoelectronics business will be cash flow neutral by mid to late 2005 once the transition is complete. TriQuint is projecting the following one-time items associated with this repositioning:

•                  Impairment of the Pennsylvania facility and excess equipment of approximately $15 million;

•                  Severance and related payroll costs of approximately $4 million;

•                  Write off of inventory for module related products of between $2 million and $3 million;

•                  Impairment of carrying value of an investment in privately held optical module company of $1.5 million;

•                  Facility consolidation and other costs estimated at $1.5 million;

•                  Gain of approximately $1.5 million related to reclaim of excess platinum; and

•                  Gain of approximately $500,000 due to the sale of the thin film filter and garnet latching product lines.

The total expected charges for the fourth quarter of 2004 are projected at approximately $22 million to $23 million associated with the restructuring, of which approximately $18.5 million to $19.5 million are non-cash charges. All of the gains, estimated at $2.0 million will be recorded in the fourth quarter of 2004, for a net charge in the fourth quarter of approximately $20 million to $21 million. In addition, approximately $1 million of the severance related costs will be recorded in the first quarter of 2005 as well as approximately $900,000 of facility consolidation and other related costs to improve operational efficiencies. TriQuint will hold an auction in mid-December to dispose of some excess equipment, which may result in a potential gain or loss on disposal of these assets. The Company will also evaluate the remaining assets for proper valuation.

Conference Calls

TriQuint will be hosting a conference call at 2:00 p.m. PST today, November 29, 2004, to discuss the new strategy for our optoelectronics business. The call can be heard via webcast accessed through the “Investors” section of TriQuint’s web site: www.tqs.com, or through www.Vcall.com. A replay will be available for 7 days by dialing (303) 590-3000, passcode 11016249#.

In addition, TriQuint has changed the date for the fourth quarter mid-quarter conference call update to Tuesday, December 14, 2004, at 2:00 p.m. PST from the previously set date of December 7, 2004.

About TriQuint:

TriQuint Semiconductor, Inc. (Nasdaq: TQNT) is a leading supplier of high performance products for communications applications. The company focuses on the specialized expertise, materials and know-how for RF/IF and optical applications. The company enjoys diversity in its markets, applications, products, technology and customer base. Markets include wireless phones, base stations, optical networks, broadband and microwave, and aerospace and defense. TriQuint provides customers with standard and custom product solutions as well as foundry services. Products are based on advanced process technologies including gallium arsenide, indium phosphide, silicon germanium, and surface acoustic wave (SAW). TriQuint customers include major communications companies worldwide. TriQuint has manufacturing facilities in Oregon, Texas, Pennsylvania and Florida, as well as production assembly plants in Costa Rica and Mexico, plus sales/application support offices in China and design centers in New England, Germany and Taiwan. All manufacturing and production facilities are registered to the ISO9001:2000 international quality standard.

TriQuint is headquartered at 2300 NE Brookwood Parkway, Hillsboro, OR 97124 and can be reached at 503/615-9000 (fax 503/615-8900). Visit the TriQuint web site at http://www.triquint.com.

Forward Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements such as statements of TriQuint’s projected fourth quarter 2004 and 2005 charges and other one time adjustments associated with repositioning its optoelectronics business, anticipated cost savings by reposition of its optoelectronics business, and projected revenue and cash flow from this business all involve risks and uncertainties. The cautionary statements made in this release should be read as being applicable to all related statements wherever they appear. Statements containing such words as “anticipates,” “believes,” “estimates,”  “expects,” “hopeful,” “intends,” “plans,”  “projects,” or similar terms are considered to contain uncertainty and are forward-looking statements. A number of factors affect TriQuint’s operating results and could cause its actual future results to differ materially from any results indicated in this press release or in any other forward-looking statements made by, or on behalf of TriQuint. TriQuint cannot provide any assurance that future results will meet expectations. Results could differ materially based on various factors, including TriQuint’s performance, demand for its products, internal operating results and market conditions. In addition, historical information should not be considered an indicator of future performance. Additional considerations and important risk factors are described in TriQuint’s reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can also be accessed at the SEC web site, www.sec.gov.

A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the list to be a complete statement of all potential risks and uncertainties. TriQuint does not assume the obligation to update any forward-looking statements.

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